                             1996 STOCK OPTION PLAN
                                       OF
                                ADAMS GOLF, INC.


     1. PURPOSE OF THE PLAN. This 1996 Stock Option Plan (the "Plan") is intended to encourage ownership of the common stock of Adams Golf, Inc. (the "Company") by certain officers, directors, employees and advisors of the Company, including, without limitation, any division of the Company, or any Subsidiary or Subsidiaries of the Company (as hereinafter defined), in order to reward certain individuals for past services to the Company, to provide additional incentive for such persons to promote the business of the Company or its Subsidiaries and to encourage them to remain in the employ of the Company or its divisions or Subsidiaries by providing such persons opportunities to benefit from appreciation of the common stock of the Company through the issuance of stock options in accordance with the terms of this Plan.

     It is further intended that options granted pursuant to this Plan shall constitute either incentive stock options (the "Incentive Options") within the meaning of Section 422 (formerly Section 422A) of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not constitute Incentive Options (the "Nonqualified Options"), as determined by the Committee (as hereinafter defined) at the time of issuance of such options. Incentive Options and Nonqualified Options are herein sometimes referred to collectively as "Options". As used herein, the term "Subsidiary" or "Subsidiaries" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Options, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.   STOCK SUBJECT TO THE PLAN.  Subject to adjustment as provided in
Section 10 hereof, there will be reserved for the use upon the exercise of Options to be granted from time to time under the Plan an aggregate of Four Hundred Thousand (400,000) shares of the common stock of the Company (the "Common Stock"), which shares in whole or in part shall be authorized, but unissued, shares of the Common Stock or issued shares of Common Stock which shall have been reacquired by the Company as determined from time to time by the Board of Directors of the Company (the "Board of Directors").

     To determine the number of shares of Common Stock available at any time for the granting of Options under the Plan, there shall be deducted from the total number of reserved shares of Common Stock, the number of shares of Common Stock in respect of which Options have been granted pursuant to the Plan which remain outstanding or


1996 STOCK OPTION PLAN      -      Page 1
which have been exercised. If and to the extent that any Option to purchase reserved shares shall not be exercised by an Optionee (as hereinafter defined) for any reason or if such Option to purchase shall terminate as provided herein, such shares which have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but such unpurchased shares shall not be deemed to increase the aggregate number of shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 10 hereof).

     3.   ADMINISTRATION OF THE PLAN.

     (a) GENERAL. The Plan shall be administered by a Compensation Committee (the "Committee") appointed by the Board of Directors, which Committee shall consist of not less than three (3) members of the Board of Directors. If at any time there shall be less than three (3) members of the Board of Directors who are qualified to serve on the Committee, then the Plan shall be administered by the full Board of Directors. All references in this Plan to the Committee shall be deemed to refer instead to the full Board of Directors at any time there is not a Committee consisting of at least three
(3) members of the Board of Directors qualified to act hereunder.

     The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. If the Board of Directors does not designate a Chairman of the Committee, the Committee shall select one of its members as its Chairman.

     The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee shall be taken by a majority vote of its members at a meeting at which a quorum is present. Notwithstanding the preceding, any action of the Committee may be taken without a meeting in person by a written consent signed by all of the members, and any action so taken shall be deemed fully as effective as if it had been taken by a vote of the members present in person at the meeting duly called and held. The Committee may appoint a Secretary, shall keep minutes of its meetings, and shall promulgate such rules and regulations for the conduct of its business as it shall deem advisable.

     (b) PLAN INTERPRETATION AND ADMINISTRATION. The Committee shall have the sole authority and power, subject to the express provisions and limitations of the Plan, to construe the Plan and Option Agreements (as hereinafter defined) granted hereunder, and to adopt, prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all determinations necessary or advisable for administering the Plan, including, but not limited to, (i) the designated individual person or persons (the


1996 STOCK OPTION PLAN      -      Page 2

"Optionees") who shall be granted Options under the Plan, (ii) the terms of each Option, (iii) the number of shares covered by such Option, (iv) whether such Option shall constitute an Incentive Option or a Nonqualified Option,
(v) the exercise price ("Purchase Price") for the purchase of the shares of the Common Stock covered by such Option, (vi) the period during which such Option may be exercised, and (vii) the time or times at which Options shall be granted. The Committee's determinations under the Plan, including the above enumerated determinations, need not be uniform and may be made by it selectively among the persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

     The interpretation by the Committee of any provision of the Plan or of any Option Agreement entered into pursuant to the Plan with respect to any Incentive Option shall be in accordance with Section 422 of the Code and the regulations issued thereunder, and as such section or regulations may be amended from time to time, in order that the rights granted hereunder and pursuant to such Option Agreements shall constitute "incentive stock options" within the meaning of such section of the Code. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted hereunder shall be final and conclusive, unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted pursuant to the Plan. Upon issuing each Option under the Plan, the Committee shall report to the Board of Directors the name of the person granted such Option, whether such Option is an Incentive Option or a Nonqualified Option, the number of shares of Common Stock covered by such Option, and the terms and conditions of such Option.

     (c) CHANGES IN APPLICABLE LAW. If the laws relating to Incentive Options or Nonqualified Options are changed, altered or amended during the term of the Plan, the Board of Directors shall have full authority and power to alter or amend the Plan with respect to Incentive Options or Nonqualified Options, respectively, to conform to such changes in applicable law without the necessity of obtaining further shareholder approval thereof, unless any such change shall require such approval.

     4.   PERSONS TO WHOM OPTIONS SHALL BE GRANTED.

     (a) NONQUALIFIED OPTIONS. Nonqualified Options shall be granted only to officers, directors, employees and advisors of the Company or a Subsidiary who, in the judgment of the Committee, are responsible for or contribute to the management or success of the Company or a Subsidiary and who, at the time of the granting of such Nonqualified Options, are either officers, directors, employees or advisors of the Company or a Subsidiary.


1996 STOCK OPTION PLAN      -      Page 3

     (b) INCENTIVE OPTIONS. Incentive Options shall be granted only to employees of the Company or a Subsidiary who, in the judgment of the Committee, are responsible for or contribute to the management or success of the Company or a Subsidiary and who, at the time of the granting of such Incentive Option are either an employee of the Company or a Subsidiary. Except as set forth in
Section 7(g) hereof, no person shall be granted an Incentive Option who, immediately before such Incentive Option was granted, would own more than ten percent (10%) of the total combined voting power or value of all classes of capital stock of the Company (a "10% Shareholder").

     5. FACTORS TO BE CONSIDERED IN GRANTING OPTIONS. In making any determination as to individual persons to whom Options shall be granted and the number of shares to be covered by such Options, the Committee shall take into account the duties and responsibilities of the respective officers, directors, employees, or advisors, their current and potential contributions to the success of the Company or a Subsidiary, and such other factors as the Committee shall deem relevant for purposes of accomplishing the intents and purpose of the Plan.

     6. TIME OF GRANTING OPTIONS. Neither any provision contained in the Plan nor any resolution adopted or to be adopted by the Board of Directors or the Shareholders of the Company or a Subsidiary nor any action taken by the Committee shall constitute the granting of any Option. The granting of an Option shall be effected only pursuant to a written option agreement (the "Option Agreement") acceptable in form and substance to the Committee, subject to the terms and conditions hereof, including, without limitation, those provisions set forth in Section 7 hereof, and shall have been duly executed and delivered by or on behalf of the Company and the person to whom such Option shall be granted. No person shall have any rights under the Plan until such time, if any, as a written Option Agreement shall have been duly executed and delivered as set forth in this Section 6.

     7. TERMS AND CONDITIONS OF OPTIONS. All Options granted pursuant to this Plan must be granted within ten (10) years from the date the Plan is adopted by the Board of Directors of the Company. Each Option Agreement governing an Option granted hereunder shall be subject to the following minimum terms and conditions, and shall contain such other terms and conditions, not inconsistent therewith, that the Committee shall deem appropriate:

     (a) NUMBER OF SHARES. Each Option shall state the number of shares of Common Stock covered and represented thereby.

     (b) TYPE OF OPTION. Each Option shall state whether it is intended to be an Incentive Option or a Nonqualified Option.


1996 STOCK OPTION PLAN      -      Page 4

     (c) OPTION PERIOD.


          (i) GENERAL. Each Option shall state the date upon which it is granted ("Grant Date"). Each Option shall be exercisable in whole or in part during such period as is provided under the terms of the Option, subject to any vesting period set forth in the Option, but in no event shall an Option be exercisable either in whole or in part after the expiration of ten (10) years from the Grant Date; provided, however, if an Incentive Option is granted to a 10% Shareholder, such Incentive Option shall not be exercisable more than five (5) years from the Grant Date.

          (ii) TERMINATION OF EMPLOYMENT. No Option shall be exercisable after the Optionee who is an employee of the Company or a Subsidiary ceases to be employed by the Company or such Subsidiary for any reason including voluntary or involuntary termination, death, or disability.

          (iii) CESSATION OF SERVICE AS DIRECTOR OR ADVISOR. No Option shall be exercisable after the Optionee who was a director or advisor of the Company or a Subsidiary ceases to be a director or advisor of the Company or such Subsidiary for any reason including voluntary or involuntary resignation, death or disability.

     (d)  OPTION PRICES.

          (i) NONQUALIFIED OPTIONS. The Purchase Price per share of any Nonqualified Option shall be the price determined by the Committee.

          (ii) INCENTIVE OPTION. The Purchase Price per share of any Incentive Option offered to any person under the Plan shall be not less then one hundred percent (100%) of the fair market value of the Common Stock on the Grant Date, or such greater Purchase Price as may be determined by the Committee on the Grant Date; provided, however, if an Incentive Option is granted to a 10% Shareholder, the Purchase Price of the shares of Common Stock covered by such Incentive Option shall not be less than one hundred ten percent (110%) of the fair market value of such shares on the Grant Date. If there is no market price for the Common Stock, then the Board of Directors and the Committee may, after taking all relevant facts into consideration, determine the fair market value of the Common Stock.

     (e) EXERCISE OF OPTIONS. To the extent that a holder of an Option has a current right to exercise, such Option shall be deemed exercised when the Company has received written notice of such exercise at its principal place of business. Such notice shall state the election to exercise the Option, the number of whole shares in respect of which it is being exercised, shall be signed


1996 STOCK OPTION PLAN      -      Page 5
by the person or persons so exercising the Option, and shall contain any investment representation required by Section 7(i) hereof. Such notice shall be accompanied by payment of the full Purchase Price of such shares in cash or by tender of shares of Common Stock of the Company, or both, and by the Option Agreement evidencing the Option. The Company shall deliver a certificate or certificates representing such shares as soon as practicable after the aforesaid notice and payment of such shares shall be received. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option. If the Optionee shall so request in the written notice exercising the Option, the certificates for the Shares issued by the Company may be registered in the name of the Optionee and another person jointly, with the right of survivorship, and shall be delivered as provided above. In the event the Option shall not be exercised in full, the Secretary of the Company shall endorse or cause to be endorsed on the Option Agreement the number of shares which has been exercised thereunder and the number of shares that remain exercisable under the Option and return such Option Agreement to the holder thereof.

     (f) NONTRANSFERABILITY OF OPTIONS. An Option granted pursuant to the Plan shall be exercisable only by the Optionee during the Optionee's lifetime and shall not be assignable or transferable by the Optionee otherwise than by Will or the laws of descent and distribution. An Option granted pursuant to the Plan and all Shares purchased by exercise of the Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise other than by Will or the laws of descent and distribution), without the prior written consent of the Company, and shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any Option or of any rights granted thereunder contrary to the foregoing provisions of this
Section 7(f), or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

     (g) LIMITATIONS ON 10% SHAREHOLDERS. No Incentive Option may be granted under the Plan to any 10% Shareholder unless (i) such Incentive Option is granted at an option price not less than one hundred ten percent (110%) of the fair market value of the shares on the date such Incentive Option is granted, and (ii) such Incentive Option expires on a date not later than five
(5) years from the date such Incentive Option is granted.

     (h) LIMITS ON VESTING OF INCENTIVE OPTIONS. An individual may be granted one or more Incentive Options, provided that the aggregate fair market value (as determined on the Grant Date) of the Common Stock with respect to which Incentive Options are exercisable for the first time by such individual during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000.00). To the extent the One Hundred Thousand Dollars


1996 STOCK OPTION PLAN      -      Page 6

($100,000.00) limitation in the preceding sentence is exceeded, such Option shall be treated as a Nonqualified Option.

     (i) COMPLIANCE WITH SECURITIES LAWS. The Plan and the grant and exercise of the rights to purchase of Common Stock hereunder, and the Company's obligations to sell and deliver shares of Common Stock upon the exercise of rights to purchase shares, shall be subject to all applicable federal and state laws and related rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required, and shall also be subject to all applicable rules and regulations of any stock exchange or consolidated trading system upon which the Common Stock of the Company may then be listed. At the time of exercise of any Option, the Company may require the Optionee to execute any documents or take any action which may be then necessary to comply with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or any other applicable federal or state laws regulating the sale and issuance of securities, and the Company may, if it deems it necessary, include provisions in the Option Agreements to assure such compliance. The Company may, from time to time, change its requirements with respect to enforcing compliance with federal and state securities laws, including the request for and enforcement of letters of investment intent, such requirements to be determined by the Company, acting in the judgment of and through the Committee, as necessary from time to time during the term of the Plan to assure compliance with such laws.
Such changes may be made with respect to any particular Option or Common Stock issued upon exercise thereof. Without limiting the generality of the foregoing, if the Common Stock issuable upon exercise of an Option granted under the Plan is not registered under the Securities Act, the Company at the time of exercise will require that the registered owner execute and deliver an investment representation agreement to the Company in form acceptable to the Company and its counsel, and the Company will place a legend on the certificate evidencing such Common Stock restricting the transfer thereof, which legend shall be substantially as follows:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL FOR THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR STATE SECURITIES LAWS. THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND A RIGHT OF REPURCHASE BY THE COMPANY AS SET FORTH IN THE STOCK OPTION AGREEMENT


1996 STOCK OPTION PLAN      -      Page 7

     BETWEEN THE SHAREHOLDERS OF THE COMPANY, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY."

     (j) ADDITIONAL PROVISIONS. Each Option Agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, including, without limitation, restrictions upon the exercise of such Option. Any such Option Agreement with respect to an Incentive Option shall contain such limitations and restrictions upon the exercise of such Incentive Option as shall be necessary in order that the Option will be an "incentive stock Option" as defined in Section 422 of the Code.

     8. MEDIUM AND TIME OF PAYMENT. The Purchase Price of the shares of Common Stock as to which an Option shall be exercised shall be paid in full either (i) in cash at the time of exercise of such Option, (ii) by tendering to the Company shares of Common Stock having a fair market value (as of the date of receipt of such shares by the Company) equal to the purchase price for the number of shares of Common Stock purchased, or (iii) partly in cash and partly in shares of Common Stock valued at fair market value as of the date of receipt of such shares by the Company. Cash payment for the shares of the Common Stock purchased upon exercise of any Option shall be in the form of either a cashier's check, certified check or money order. Personal checks may be submitted, but will not be considered as payment for the shares of Common Stock purchased and no certificate evidencing such shares will be issued until the personal check clears payment through normal banking channels. If a personal check is not paid upon presentment by the Company, then the attempted exercise of the Option will be deemed null and void. In the event the Optionee tenders shares of Common Stock in full or partial payment for the shares being purchased pursuant to exercise of an Option, the shares of Common Stock so tendered shall be accompanied by fully executed stock power(s) endorsed in favor of the Company with the signature on such stock power(s) being guaranteed. If an Optionee tenders shares, such Optionee shall thereupon assume sole and full responsibility for the tax consequences, if any, to such Optionee arising therefrom, including the possible application of Section 424(c) of the Code, or its successor Code section, which negates nonrecognition of income with respect to such transferred shares, if such transferred shares have not been held for the minimum statutory holding period to qualify for preferential tax treatment.

     9. RIGHTS AS A SHAREHOLDER. The holder of an Option shall have no rights as a shareholder with respect to the shares covered by the Option until the due exercise of the Option, and the date of issuance of one or more stock certificates to such holder evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 11 hereof.


1996 STOCK OPTION PLAN      -      Page 8

     10. RECLASSIFICATION, CONSOLIDATION, OR MERGER. In the event of any change in the capital structure of the Company through merger, consolidation, reorganization, recapitalization, stock split, reverse split, stock dividend, stock issuance (public or private) or other change in the corporate structure, appropriate adjustment shall be made in the number or purchase price of the Shares subject to this Agreement and the Purchase Price per share; provided, however, that a new Option may be substituted for the Option granted hereunder, or such Option may be assumed by the Company or a parent or subsidiary of such corporation, in connection with any transaction to which such Option is applicable.

     Without limiting the generality of the foregoing, no adjustment shall be made with respect to the number or price of the Shares subject to this Agreement upon the occurrence of any of the following events:

     (a) The grant or exercise of any other options which may be granted or exercised under any Incentive Option or nonqualified stock option plan or under any other employee benefit plan of the Company whether or not such options were outstanding on the Grant Date of the Option or thereafter granted;

     (b) The issuance, sale or exchange of Company stock to any private investor or corporate entity for investment or acquisition purposes;

     (c) The issuance, sale or exercise of any warrants to purchase Shares of common stock whether or not such warrants were outstanding on the Grant Date of the Option or thereafter issued.

     Upon the dissolution or liquidation of the Company other than in connection with a transaction to which this Section 10 is applicable, the Option granted under this Agreement shall be terminated and become null and void, but the Optionee shall have the right subject to any other conditions set out in the Plan, immediately prior to such dissolution or liquidation to exercise the Option granted hereunder to the full extent not before exercised.

     To the extent that the adjustments set forth in the foregoing paragraphs of this Section 10 relate to the capital stock or securities of the Company, such adjustments, if any, shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Option granted pursuant to this Plan shall not be adjusted in a manner that causes the Incentive Option to fail to continue to qualify as an "incentive stock option" within the meaning of Section 422 of the Code. The Company shall give timely notice of any adjustments made to each holder of an Option under this Plan and such adjustments shall be effective and binding on the Optionee.


1996 STOCK OPTION PLAN      -      Page 9

     The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     11. INVESTMENT PURPOSE. Each Option under the Plan shall be granted on the condition that the purchase of the shares of Common Stock thereunder shall be for investment purposes, and not with a view to resale or distribution thereof; provided, however, that in the event the shares of stock subject to such Option are registered under the Securities Act or in the event a resale of such shares of stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act or any other applicable law or regulation, or rule of any governmental agency.

     12. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option pursuant to the Plan shall impose no obligation upon the Optionee to exercise such Option.

     13. NO RIGHT TO CONTINUED EMPLOYMENT. All Options granted hereunder shall be in addition to regular salaries, pension, life insurance or other benefits related to employment with the Company or its Subsidiaries. Neither the Plan nor any Option granted hereunder shall confer upon any person any right to continuance of employment by the Company or its Subsidiaries.

     14. MODIFICATION, EXTENSION, AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Committee and the Board of Directors may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options, if applicable, each to the extent not theretofore exercised. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

     15. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective on the date of execution hereof, which date is the date the Board of Directors approved and adopted the Plan (the "Effective Date"); provided, however, if the Shareholders of the Company shall not have approved the Plan by the requisite vote of the Shareholders within twelve (12) months after the Effective Date, then the Plan shall terminate and all Options theretofore granted under the Plan shall terminate and be null and void.

     16. TERMINATION OF THE PLAN. This Plan shall terminate as of the expiration of ten (10) years from the Effective Date. Options may be granted under this Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at


1996 STOCK OPTION PLAN      -      Page 10
the time of its termination shall remain in effect until the Option shall have been exercised or shall have expired.

     17. AMENDMENT OF THE PLAN. The Plan may be terminated at any time by the Board of Directors of the Company. The Board of Directors may at any time and from time to time without obtaining the approval of the Shareholders of the Company or a Subsidiary, modify or amend the Plan (including the forms of Option Agreement hereinabove mentioned) in such respects as it shall deem advisable; provided, however, any amendment to the Plan shall be approved by the Shareholders of the Company if the amendment would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of securities which may be issued under the Plan, except as provided in Section 11 hereof, or (iii) materially modify the requirements as to eligibility for participation in the Plan. Without limiting the generality of the foregoing, the Board of Directors may at any time and from time to time without obtaining the approval of the Shareholders of the Company modify or amend the Plan (including the forms of Option Agreements hereinabove mentioned) to (i) comport with changes in the Code, the Employee Retirement Income Security Act of 1974 ("ERISA"), or the rules and regulations thereunder or other applicable laws as amended, (ii) increase the number of securities issuable to participants under the Plan by less than ten percent (10%) based on the amount of securities of the Company reserved and issuable under the Plan as most recently expressly approved by the Shareholders of the Company, and (iii) adjust the terms of Options previously granted to reflect a restructuring transaction, such as a holding company formation, stock split or stock dividend, extraordinary dividend, spin-off or issuance of repurchase rights. The termination or any modification or amendment of the Plan shall not, without the consent of the Optionee, affect such Optionee's rights under any Option theretofore granted to such Optionee. with the consent of the Optionee to whom such Option was granted, an outstanding Option may be modified or amended by the Committee in such manner as it may deem appropriate and consistent with the requirements of the Plan applicable to the grant of a new Option on the date of modification or amendment.

     18. TAX WITHHOLDING. Whenever an Optionee shall recognize compensation income as a result of the exercise of any Option granted under the Plan, such Optionee shall remit in cash to the Company or a Subsidiary the minimum amount of federal income and employment tax withholding which the Company or such Subsidiary is required to remit to the Internal Revenue Service in accordance with the then applicable provisions of the Code. The full amount of such withholding shall be paid by the Optionee simultaneously with the exercise of an Option.

     19. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against all the reasonable expenses,


1996 STOCK OPTION PLAN      -      Page 11
including, without limitation, attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to pursue and defend the same.

     20. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted hereunder will be used for general corporate purposes.

     21. GOVERNING LAW. Except to the extent governed by the applicable provisions of the Code or Federal securities laws, this Plan shall be governed by and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, this Plan is executed by the undersigned officer of Adams Golf, Inc., being hereunto duly empowered and authorized, on this 10th day of April, 1996.

                              ADAMS GOLF, INC.


                              By: /s/ B. H. Adams
                                  ------------------------------
                                  B. H. Adams, President






1996 STOCK OPTION PLAN      -      Page 12